PART III ? EXHIBITS

SENSORY PERFORMANCE TECHNOLOGY, INC.





RESTATED CERTIFICATE OF INCORPORATION	3
CERTIFICATE OF INCORPORATION	7
BYLAWS SENSORY PERFORMANCE TECHNOLOGY, INC	9
SHAREHOLDERS AGREEMENT	27
OPERATING AGREEMENT	38
ASSIGNMENT OF INTELLECTUAL PROPERTY	55
BALANCE SHEET	60
PROJECTED BALANCE SHEET	61
PROJECTED INCOME STATEMENT	62




?
RESTATED CERTIFICATE OF INCORPORATION
OF
SENSORY PERFORMANCE TECHNOLOGY, INC.



      SENSORY PERFORMANCE TECHNOLOGY, INC, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      FIRST: The name of this corporation is Sensory Performance
Technology, Incorporated.

      SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of Delaware on January
14, 2016, and the original name of the corporation was Sensory
Performance Technology (Delaware), Incorporated.

      THIRD: Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the provisions of the Certificate of Incorporation as heretofore amended and supplemented are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled ?Restated Certificate of Incorporation of Sensory Performance Technology Incorporated,? without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of such single instrument as hereinafter set forth.

      FOURTH: The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:
?
RESTATED CERTIFICATE OF INCORPORATION
OF
SENSORY PERFORMANCE TECHNOLOGY, INC.



I.

The name of this corporation is Sensory Performance Technology
Incorporated.

II.

The address of the registered office of the corporation in the State of Delaware shall be 2711 Centerville Road, Suite 400, City of Wilmington, 19809 County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

   A.	This corporation is authorized to issue two classes of
stock to be designated, respectively, ?Common Stock? and ?Preferred Stock.? The total number of shares which the corporation is authorized to issue is Five Million One Thousand (5,001,000) shares. Five Million (5,000,000) shares shall be Common Stock, each having a par value of one-hundredth of one cent ($0.0001), and One Thousand (1,000) shares shall be
Preferred Stock, each having a par value of one-hundredth of one cent ($0.0001).
   B.	The Preferred Stock may be issued from time to time in one
or more series. The Board of Directors is hereby authorized, by filing a certificate (a ?Preferred Stock Designation?) pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualification, limitation or restrictions of any wholly unissued series of Preferred
Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.



V.

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

   A.	The management of the business and the conduct of the
affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.
   B.	The Board of Directors shall also have the power to adopt,
amend or repeal the Bylaws.

VI.

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director?s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law. No amendment, modification or repeal of this Article VI shall adversely affect the rights and protection afforded to a director of the corporation under this Article VI for acts or omissions occurring prior to such amendment, modification or repeal.

VII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner nor or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.





[Signatures on Following Page]

?










IN WITNESS WHEREOF, this Certificate has been subscribed this 27th day of July, 2016 by the undersigned who affirms that the statements made herein are true and correct.

					SENSORY PERFORMANCE TECHNOLOGY, INC


					By:
_________________________________________
						Ben White
						Chief Executive Officer
?
C.
CERTIFICATE OF INCORPORATION


?
?

BYLAWS SENSORY PERFORMANCE TECHNOLOGY, INC
(a Delaware
corporation)
TABLE OF CONTENTS

      Page
ARTICLE I -	SHAREHOLDERS	1
Section 1.01	Annual Meetings	1
Section 1.02	Special Meetings	1
Section 1.03	Notice of Meetings	1
Section 1.04	Attendance at Meeting	1
Section 1.05	Quorum	2
Section 1.06	Shareholder to Vote in Person or by Proxy	2
Section 1.07	Shareholder to Have One Vote Per Share	2
Section 1.08	Action by Less than Unanimous Written Consent	2
Section 1.09	Shareholder List	2
Section 1.10	Inspectors at Shareholders? Meetings	3
Section 1.11	Participation by Communication Equipment	3
Section 1.12	Shareholder Proposals	3
ARTICLE II -	BOARD OF DIRECTORS	4
Section 2.01	General Powers	4
Section 2.02	Number and Term of Office	4
Section 2.03	Election of Directors	4
Section 2.04	Annual and Regular Meetings	4
Section 2.05	Special Meetings; Notice	4
Section 2.06	Quorum	4
Section 2.07	Participation by Communication Equipment	5
Section 2.08	Action Without a Meeting	5
Section 2.09	Resignation and Removal of Directors	5
Section 2.10	Vacancies and Newly Created Directorships	5
Section 2.11	Compensation	5
      i




Section 2.12	Committees	5
Section 2.13	Powers of Committees	5
Section 2.14	Discharge of Duties; Reliance on Reports	6
Section 2.15	Certain Transactions	6
ARTICLE III -	OFFICERS	7
Section 3.01	Officers of the Corporation	7
Section 3.02	Election	7
Section 3.03	Removal or Resignation of Officers	7
Section 3.04	Duties of the Chairman of the Board	7
Section 3.05	Duties of the President	7
Section 3.06	Duties of the Vice President	7
Section 3.07	Duties of the Secretary	8
Section 3.08	Duties of the Treasurer	8
Section 3.09	Employee Bonds	8
Section 3.10	Discharge of Duties; Reliance on Reports	8
Section 3.11	Interested Transactions	8
ARTICLE IV -	EXECUTION OF INSTRUMENTS, DEPOSITS, VOTING OF
SECURITIES	 8
Section 4.01	General	8
Section 4.02	Corporate Indebtedness	8
Section 4.03	Checks or Drafts	8
Section 4.04	Deposits	9
Section 4.05	Appointment of Agents to Vote Securities and
Other Corporations	 9
ARTICLE V -	CAPITAL STOCK	9
Section 5.01	Stock Certificates	9
Section 5.02	Uncertificated Stock	9
Section 5.03	Transfer of Stock	9
Section 5.04	Record Date	10
Section 5.05	Registered Shareholders	10
Section 5.06	Lost Certificates	10
i
i
ARTICLE VI -	INDEMNIFICATION OF OFFICERS, DIRECTORS,
EMPLOYEES AND AGENTS
	1
1
Section 6.01	Indemnification of Directors and Officers-
Claims by
Third Parties
	1
1
Section 6.02	Indemnification of Directors and Officers-
Claims Brought
By or In the Right of the Corporation
	1
1
Section 6.03	Approval of Indemnification
	11
Section 6.04	Advancement of Expenses
	12
Section 6.05	Court Approval
	13
Section 6.06	Partial Indemnification
	13
Section 6.07	Indemnification of Employees and Agents
	13
Section 6.08	Other Rights of Indemnification
	13
Section 6.09	Contract With the Corporation
	13
Section 6.10	Definitions
	13
Section 6.11	Application to a Resulting or Surviving
Corporation or Constituent Corporation

14
Section 6.12	Enforcement
	14
Section 6.13	Severability
	14
Section 6.14	Liability Insurance
	15
ARTICLE VII - GENERAL PROVISIONS
	1
5
Section 7.01	Dividends
	15
Section 7.02	Reserves
	15
Section 7.03	Fiscal Year
	15
Section 7.04	Offices
	15
Section 7.05	Books and Records
	15
Section 7.06	Amendments
	15
ARTICLE VIII - INTERPRETATION
	1
6
Section 8.01	Conflict With Statute
	16
Section 8.02	Headings
	16









SENSORY PERFORMANCE TECHNOLGY, INC. BYLAWS
ARTICLE I - SHAREHOLDERS

      Section 1.01 Annual Meetings. The annual meetings of the Shareholders of the Corporation (the ?Shareholders?) for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the corporate offices or any other place either in or outside the State of New Jersey as specified by the Directors and at 1 p.m. on the first (1st) Monday of May of each year (or, if such is a legal holiday, then on the next succeeding business day), or at any other time and date as shall be fixed from time to time by resolution of the Board of Directors (the ?Board?).

      Section 1.02 Special Meetings. Special meetings of the Shareholders may be called at any time by the Board or by the Chairman of the Board, or the President of the Corporation. Shareholders owning two-thirds (2/3rds.) of the corporation?s shares of voting stock may also request a special meeting and the Directors shall grant such a request. Special meetings of the Shareholders shall be held at places in or outside the State of New Jersey, as shall be specified in the notice or waiver of notice thereof. The notice of the special meetings shall state the purpose of the meeting.

      Section 1.03 Notice of Meetings. The Secretary or any assistant Secretary shall cause notice of the time, place and purposes of each meeting of the Shareholders to be personally delivered or mailed, at least ten (10) days but not more than sixty (60) days prior to the meeting, to each Shareholder of record entitled to vote at the meeting. Notice shall be deemed given when the requisite time has elapsed after deposit in the United States mail addressed to the address of the Shareholder entitled to vote at the meeting as revealed on the records of the Corporation. Notice of a meeting of Shareholders need not be given to any Shareholder entitled to vote who signs a waiver of notice in writing, whether before or after the time of the meeting, and no notice need be given to any Shareholder who owns only non-voting stock or otherwise has no right to vote at the meeting of the Shareholders. Notice of any adjourned meeting of the Shareholders of the Corporation need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to such notice on the new record date.

      Section 1.04 Attendance at Meeting. Shareholders owning voting and non-voting stock are entitled to attend a meeting of the Shareholders. Attendance of a person at a meeting of Shareholders in person or by proxy constitutes: (a) waiver of objection to lack of notice or defective notice of the meeting, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

      Section 1.05 Quorum. Except as otherwise required by the Delaware General Corporation Law or the Restated Articles of Incorporation (the ?Articles?), shares entitled to cast a majority of the votes at a meeting of Shareholders shall be sufficient to constitute a quorum for the transaction of business at the meeting. Regardless of whether a quorum is present, the meeting may be adjourned by a vote of the shares present. The Shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. At the adjourned meeting at which the requisite number of shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 1.06 Shareholder to Vote in Person or by Proxy. A Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent without a meeting shall be entitled to vote in person, or by proxy appointed by an instrument in writing authorizing other persons to act. A proxy shall be signed by the Shareholder or an authorized agent or representative and shall not be valid after the expiration of three (3) years from its date unless otherwise provided.

      Section 1.07 Shareholder to Have One Vote Per Share. In accordance with the Articles, each Shareholder shall have one vote for each share of preferred stock owned and having voting power registered on the books of the Corporation. Except as otherwise required by the Delaware General Corporation Law or the Articles, all elections shall be had and all questions decided by a majority vote of the shares represented at the meeting in person or by proxy. There shall be no cumulative voting.

      Section 1.08 Action by Less than Unanimous Written Consent. Any action required or permitted by the Delaware General Corporation Law to be taken at an annual or special meeting of the Shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. A written consent shall bear the date of signature of the Shareholder who signs the consent. Written consents are not effective to take corporate action unless within sixty (60) days after the record date for determining Shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than ten (10) days before the record date and signed by a sufficient number of Shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation?s registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of the Shareholders. Delivery made to the Corporation?s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to Shareholders who would have been entitled to notice of the Shareholder meeting if the action had been taken at a meeting and who have not consented to the action in writing. An electronic transmission consenting to an action must comply with Delaware General Corporation Law.

      Section 1.09 Shareholder List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the Shareholders entitled to vote at a Shareholders? meeting or any adjournment thereof. The list shall:

      (a)	Be arranged alphabetically within each class and
series, with the address of, and the number of shares held by, each Shareholder.

(b)	Be produced at the time and place of the meeting.
      (c)	Be subject to inspection by any Shareholder
during the whole time of the meeting.

      (d)	Be prima facie evidence as to who are the
Shareholders entitled to examine the list or to vote at the meeting.

      If the requirements of this section have not been complied with, on demand of a Shareholder in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, the meeting shall be adjourned until the requirements are complied with. Failure to comply with the requirements of this provision does not affect the validity of an action taken at the meeting before the making of such a demand.

      Section 1.10 Inspectors at Shareholders? Meetings. The Board, in advance of a Shareholders? meeting, may appoint one
(1) or more inspectors to act at the meeting or any adjournments thereof. If inspectors are not so appointed, the person presiding at a Shareholders? meeting may, and on request of a Shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the person presiding at the meeting or a Shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

      Section 1.11 Participation by Communication Equipment. Unless otherwise restricted by the Articles, a Shareholder may participate in a meeting of Shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the parties in the conference shall be divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

      Section 1.12 Shareholder Proposals. A Shareholder owning voting stock of the Corporation may present a proposal which the Shareholder wishes to have presented at a Shareholders? meeting for a vote by the Shareholders owning shares of voting stock. If a Shareholder owning voting stock wishes to have a proposal presented for Shareholder action at a Shareholders? Meeting, this Shareholder shall give prior written notice to the Corporation?s President and Treasurer of the Shareholder?s intention to present the proposal at a Shareholders? meeting and the notice shall contain the actual language of the proposal. Upon receipt of the Shareholder's written notice, the Corporation shall have ninety (90) days in which to determine if the Shareholder?s proposal is a proper subject for Shareholder action.

ARTICLE II - BOARD OF DIRECTORS

      Section 2.01	General Powers. The property, affairs and
business of the Corporation shall be managed by its Board of Directors. The Board may exercise all the powers of the Corporation, whether derived from law or the Articles. A
Director need not be a Shareholder of the Corporation. The
Directors shall only act as a Board, and the individual
Directors shall have no power as such.

      Section 2.02	Number and Term of Office.  The Board shall
consist of not less than three
(3)	and not more than twenty-five (25) Directors. The number of
the initial Board and its Directors shall be determined by Chairman of the Board Ben White. Thereafter, the number of Directors shall be fixed from time to time by resolution of the Board. The first Board shall hold office until the first annual meeting of Shareholders. At the first annual meeting thereafter the Shareholders owning shares entitled to vote shall elect Directors to hold office until the succeeding annual meeting. A Director shall hold office for the term elected, until a successor is elected and qualified or until death, resignation or removal.

      Section 2.03 Election of Directors. Except as otherwise provided in Section 2.10 hereof, the Directors shall be elected biannually at the annual meeting of the Shareholders. At the meeting of the Shareholders for the election of Directors, provided a quorum is present, the Directors shall be chosen and elected by a plurality of the votes validly cast at the election.

      Section 2.04 Annual and Regular Meetings. The annual meeting of the Board, for the election of officers and for the transaction of other business as may come before the meetings, shall be held in each year either in or outside the State of New Jersey as soon as possible after the annual meeting of the Shareholders on the same day and place as the annual meeting of the Shareholders. Notice of the annual meeting of the Board shall not be required. Notice of regular meetings, if set by resolution of the Board, need not be given; provided, however, that in case the Board shall change the time or place of regular meetings, notice of this action shall be mailed promptly to each Director who shall not have been present at the meeting at which the action was taken.

      Section 2.05 Special Meetings; Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board or by the President, or by any one Director, at such time and place as may be specified in the notice or waiver of notice. Special meetings of the Board may be called on twenty-four (24) hours? notice to each Director, given personally or by telephone, or on three (3) days? notice which shall be deemed given when deposited in first class mail or delivered to a recognized national overnight delivery service. Notice of any special meeting need not be given to any Director who shall be present at the meeting, or who shall waive notice of the meeting in writing, whether before or after the time of the meeting. No notice need be given of any adjourned special meeting.

      Section 2.06 Quorum. A majority of the members of the Board then in office, or of the members of a committee of the Board, constitutes a quorum for transaction of business, unless the Articles or Bylaws, or in the case of a committee, the Board resolution establishing the committee, provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board or of the committee, unless the vote of a larger number is required by the Delaware General Corporation Law, the Articles or the Bylaws, or in the case of a committee, the Board resolution establishing the committee.

      Section 2.07 Participation by Communication Equipment. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

      Section 2.08 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or a committee of the Board may be taken without a meeting if, under authorization voted before or after the action written consents thereto are signed by all members of the Board then in office or of the committee and such written consents are filed with the minutes of the proceedings of the Board or committee.

      Section 2.09 Resignation and Removal of Directors. Any Director may resign at any time by delivering a written resignation to the Board or any officer of the Corporation and shall be effective upon receipt thereby or at a subsequent time as set forth in the notice of resignation. Any or all of the Directors may be removed from office at any time with cause upon the vote for removal of a majority of the shares entitled to vote at an election of Directors.

      Section 2.10 Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and the vacancies shall be filled by vote of a majority of the Directors then in office, though less than a quorum; provided, however, that a Director appointed to fill such vacancy shall only hold office until the next election of Directors by the Shareholders.

      Section 2.11 Compensation.  The Board, by affirmative vote
of a majority of Directors   in office and irrespective of any
personal interest of any of them, may establish reasonable compensation of Directors for services to the Corporation as Directors or officers, but approval of the Shareholders is required if the Articles, Bylaws or the Delaware General Corporation Law so provide.

      Section 2.12 Committees. The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Corporation and such non-Directors as the Board may appoint. The Board may designate one (1) or more Directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. The Board may also appoint such non-Directors as members of a committee, except for the executive committee which shall consist solely of members who are Directors. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the Board.

      Section 2.13 Powers of Committees. A committee, to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board in management of the business and affairs of the Corporation, including the power or authority to declare a distribution or dividend, or to authorize the issuance of stock; provided, however, a committee does not have the power or authority to do any of the following:

      (a)	Amend the Articles.
(b)	Adopt an agreement of merger or share exchange.

      (c)	Recommend to Shareholders the sale, lease, or
exchange of all or substantially all of the Corporation?s property and assets.

      (d)	Recommend to Shareholders a dissolution of the
Corporation or a revocation of a dissolution.

(e)	Amend the Bylaws of the Corporation.

(f)	Fill vacancies in the Board.

      Section 2.14 Discharge of Duties; Reliance on Reports.  A
Director shall discharge his   or her duties as a Director
including the duties as a member of a committee in the following manner: (i) in good faith; (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (iii) in a manner he or she reasonably believes to be in the best interests of the Corporation. In discharging the duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

      (a)	One (1) or more Directors, officers or employees
of the Corporation, or of a business organization under joint control or common control, whom the Director or officer reasonably believes to be reliable and competent in the matters presented.

      (b)	Legal counsel, public accountants, engineers or
other persons as to matters the Director or officer reasonably believes are within the persons? professional or expert competence.

      (c)	A committee of the Board of which the Director
is not a member if the Director reasonably believes the committee merits confidence.

      A Director is not entitled to rely on the information set forth in this section if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this provision unwarranted.

      Section 2.15 Certain Transactions. A transaction in which a Director is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a Shareholder or by or in the right of the Corporation, if the person interested in the transaction establishes any of the following:

      (a)	The transaction was fair to the Corporation at
the time entered into.

      (b)	The material facts of the transaction and the
Director?s or officer?s interest were disclosed or known to the Board, a committee of the Board, or the independent Director or Directors, and the Board committee, or the independent Director or Directors authorized, approved, or ratified the transaction.

      (c)	The material facts of the transaction and the
Director?s or officer?s interest were disclosed or known to the Shareholders entitled to vote and they authorized, approved or ratified the transaction.
      For purposes of (b) above, a transaction is authorized, approved, or ratified if it received the affirmative vote of the majority of the Directors on the Board or the committee who had no interest in the transaction, though less than a quorum, or all independent Directors who had no interest in the transaction. The presence of, or a vote cast by, a Director with an interest in the transaction does not affect the validity of the action taken under (b) above. For purposes of
(c) above, a transaction is authorized, approved, or ratified if it received the majority of votes cast by the holders of shares of voting stock who did not have an interest in the transaction. A majority of the shares of voting stock held by Shareholders who did not have an interest in the transaction constitutes a quorum for the purpose of taking action under (c) above.

ARTICLE III - OFFICERS

      Section 3.01 Officers of the Corporation.  The officers of
the Corporation shall consist   of a President, Secretary,
Treasurer, and, if desired, a Chairman of the Board, one (1) or more Vice Presidents and such other officers as may be determined by the Board, who shall be elected or appointed by the Board. Two (2) or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law or the Articles or Bylaws to be executed, acknowledged or verified by two (2) or more officers. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer, as between such officer and other officers and the Corporation, has such authority and shall perform such duties in the management of the Corporation as may be provided in the Bylaws, or as may be determined by resolution of the Board not inconsistent with the Bylaws.

      Section 3.02 Election. The Board shall elect the officers of the Corporation at any annual, regular or special meeting.
The salaries of all officers of the Corporation may be fixed by the Board.

      Section 3.03 Removal or Resignation of Officers. An officer elected or appointed by the Board may be removed by the Board with cause by an affirmative vote of a majority of the Board. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

      Section 3.04 Duties of the Chairman of the Board. The Chairman of the Board, if there be such an officer, shall preside at all Shareholders? meetings and all meetings of the Board, if present, and shall have such other duties as are assigned by the Board and shall be the Chief Executive Officer of the Corporation.

      Section 3.05 Duties of the President. The President shall have direct charge of the business of the Corporation, subject to the general control of the Board.

      Section 3.06 Duties of the Vice President. In the event of the absence or disability of the President, the Vice President, or, in case there shall be more than one Vice President, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.
      Section 3.07 Duties of the Secretary. The Secretary shall, if present, act as Secretary of, and keep the minutes of, all the proceedings of the meetings of the Shareholders and of the Board and of any committee of the Board in one (1) or more books to be kept for that purpose; shall perform other duties as shall be assigned by the President or the Board; and, in general, shall perform all duties incident to the office of Secretary.

      Section 3.08 Duties of the Treasurer. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Corporation and shall have the care and custody of all funds and securities of the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all transactions as Treasurer and shall perform other duties as may be assigned by the President or the Board; and, in general, shall perform all duties incident to the office of Treasurer.

      Section 3.09 Employee Bonds. The Board may require the Treasurer, the Assistant Treasurers and any other officers, agents or employees of the Corporation to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.

      Section 3.10 Discharge of Duties; Reliance on Reports. An officer shall discharge the duties as an officer, and shall be entitled to rely on reports, etc., in the same manner as specified for a Director in Section 2.14.

      Section 3.11 Interested Transactions. Section 2.15 regarding certain transactions shall apply to officers in the same manner as specified for a Director.

ARTICLE IV - EXECUTION OF INSTRUMENTS, DEPOSITS, VOTING OF
SECURITIES

      Section 4.01 General. Subject to the provisions of Delaware General Corporation Law, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the President and by the Treasurer, or Secretary or as the Board may otherwise from time to time authorize.

      Section 4.02 Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board. Authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for loans shall be made, executed and delivered as the Board shall authorize. When authorized by the Board, any part or all of the properties, including contract rights, assets, business or goodwill of the Corporation, or inventories, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

      Section 4.03 Checks or Drafts. All checks, drafts, bills of exchange or other orders for the payment of money issued in the name of the Corporation shall be signed only by such person or persons and in such manner as may from time to time be
designated by the Board, and   unless
      so designated, no person shall have any power or authority thereby to bind the Corporation or to pledge its credit or to render it liable.

      Section 4.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other financial institutions as the Board may select. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payments of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be designated by the Board.

      Section 4.05 Appointment of Agents to Vote Securities and Other Corporations. Unless otherwise provided by resolution adopted by the Board, the President may from time to time appoint one (1) or more attorney or agent, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the President may instruct the person or persons so appointed as to the manner of exercising such powers and rights. The President may execute or cause to be executed in the name and on behalf of the Corporation all such written proxies, powers of attorney or other written instruments as the President may deem necessary in order that the Corporation may exercise such powers and rights.

ARTICLE V - CAPITAL STOCK

      Section 5.01 Stock Certificates. The shares of the Corporation shall be represented by certificates which shall be signed by the Chairman of the Board, President or a Vice President and which also may be signed by another officer of the Corporation. The certificate may be sealed with the seal of the Corporation or a facsimile of the seal. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were the officer at the date of issue.

      Section 5.02 Uncertificated Stock. Notwithstanding the foregoing, the Board may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required on certificates as required by Delaware General Corporation Law.

      Section 5.03 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
      Section 5.04	Record Date.

      (a)	For the purpose of determining Shareholders
entitled to notice at a meeting of Shareholders or an adjournment of a meeting, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) days nor less than ten
(10) days before the date of the meeting. If a record date is not fixed, the record date for determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this section for the adjourned meeting.

      (b)	For the purpose of determining Shareholders
entitled to express consent to or dissent from a proposal without a meeting, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board and shall not be more than ten (10) days after the Board resolution. If a record date is not fixed and prior action by the Board is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation as provided Delaware General
Corporation Law.

      (c)	For the purpose of determining Shareholders
entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board relating to the corporate action is adopted.

      Section 5.05 Registered Shareholders. Prior to due presentment for registration of transfer of a security in registered form, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all rights and powers of an owner.

      Section 5.06 Lost Certificates. The Board may direct that a new certificate be issued in place of any certificate issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issues of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or their legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed or the issuance of a new certificate.


ARTICLE VI - INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES
AND AGENTS

      Section 6.01 Indemnification of Directors and Officers-Claims by Third Parties. The Corporation shall, to the fullest extent authorized or permitted by Delaware General Corporation Law or other applicable law, as the same presently exists or may hereafter be amended, indemnify a Director or officer (the ?Indemnitee?) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the Corporation, by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys? fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its Shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      Section 6.02 Indemnification of Directors and Officers-Claims Brought by or in the Right of the Corporation. The Corporation shall, to the fullest extent authorized or permitted by the Delaware General Corporation Law or other applicable law, as the same presently exists or may hereafter be amended, indemnify a Director or officer (the ?Indemnitee?) who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys? fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its Shareholders. However, indemnification under this Section shall not be made for a claim, issue or matter in which the Indemnitee has been found liable to the Corporation except to the extent authorized in Section 6.05 below.

      Section 6.03	Approval of Indemnification.   An
indemnification under Sections 6.01 or
6.2	hereof, unless ordered by a court, shall be made by the
Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections 6.01 and
6.02 and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination shall be made in any of the following ways:
      (a)	By a majority vote of a quorum of the Board
consisting of Directors who were not parties or threatened to be made parties to the action, suit or proceeding.

      (b)	If the quorum cannot be obtained under
subdivision (a), by majority vote of a committee duly designated by the Board of Directors and consisting solely of two (2) or more Directors not at the time parties or threatened to be made parties to the action, suit, or proceeding.

      (c)	By independent legal counsel in a written
opinion, which counsel shall be selected in one of the following ways:

      (i)	By the Board or its committee in a manner
prescribed in subdivision
      (a) or (b).

      (ii)	If a quorum of the Board cannot be obtained
under subdivision (a) and a committee cannot be designated under subdivision (b), by the Board.

      (d)	By all independent Directors who are not parties
or threatened to be made parties to the action, suit or proceeding.

      (e)	By the Shareholders, but shares held by
Directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

      In the designation of a committee under subsection (b) or in the selection of independent legal counsel under subsection
(c)(ii), all Directors may participate.

      Section 6.04 Advancement of Expenses. The Corporation shall pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

      (a)	The Indemnitee furnishes the Corporation a
written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Delaware General Corporation Law.

      (b)	The Indemnitee furnishes the Corporation a
written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

      (c)	A determination is made that the facts then
known to those making the determination would not preclude indemnification under this Act.

      The undertaking required by subsection (b) must be an unlimited general obligation of the person but need not be secured.

      Determinations of payments under this Section shall be
made in the manner specified in Section 6.03.
      Section 6.05 Court Approval. An Indemnitee who is a party
or threatened to be made a party to an action, suit or
proceeding may apply for indemnification to the court
conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary may order
indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the applicable standard of conduct set forth in Sections 6.01 and
6.2	or was adjudged liable as described in Section 6.02, but if
he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

      Section 6.06 Partial Indemnification. If an Indemnitee is entitled to indemnification under Section 6.01 or 6.02 for a portion of expenses including attorneys? fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

      Section 6.07 Indemnification of Employees and Agents. Any person who is not covered by the foregoing provisions of this Article and who is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, may be indemnified to the fullest extent authorized or permitted by the Delaware General Corporation Law or other applicable law, as the same exist or may hereafter be amended, but in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time-to-time by the Board of Directors.

      Section 6.08 Other Rights of Indemnification. The indemnification or advancement of expenses provided under Sections 6.01 to 6.07 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles, the Bylaws or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in Sections 6.01 to 6.08 continues as to a person who ceases to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person.

      Section 6.09 Contract with the Corporation. The right to indemnification conferred in this Article VI shall be deemed to be a contract between the Corporation and each Director or officer who serves in any such capacity at any time while this
Article VI is in effect, and any repeal or modification of any such law or of this Article VI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. In the event this
Article is repealed or modified, the Corporation shall give written notice thereof to the Directors and officers and any such repeal or modification shall not be effective for a period of sixty (60) days after such notice is delivered.

      Section 6.10	Definitions.  For the purposes of Sections
6.01 to 6.09:

      (a)	?Fines? shall include any excise taxes assessed
on a person with respect to an employee benefit plan.
(b)	?Other enterprises? shall include employee
benefit plans.

      (c)	?Servicing at the request of the Corporation?
shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, the Director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries.

      (d)	A person who acted in good faith and in a manner
he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner ?not opposed to the best interests of the Corporation or its Shareholders? as referred to in Sections 6.01 and 6.02.

      Section 6.11 Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for ?corporation? found in Delaware General Corporation Law, as the same exists or may hereafter be amended, is and shall be, specifically excluded from application to this Article. The indemnification and other obligations of the Corporation set forth in this Article shall be binding upon any resulting or surviving corporation after any merger or consolidation of the Corporation. Notwithstanding anything to the contrary contained herein or in Delaware General Corporation Law, no person shall be entitled to the indemnification and other rights set forth in this Article for acting as a Director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the Corporation.

      Section 6.12 Enforcement. If a claim under this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its Shareholders) that the claimant has not met applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 6.13 Severability. Each and every paragraph, sentence, term and provision of this Article VI shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article VI shall be construed in all respects as if the invalid or unenforceable matter had been omitted.
      Section 6.14 Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or the MBCA.

ARTICLE VII - GENERAL PROVISIONS

      Section 7.01	Dividends.       Dividends upon the stock of
the Corporation, subject to the provisions of the Articles, if any, may be declared by the Board at any regular or special meeting, pursuant to the restrictions of Delaware General
Corporation Law. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Articles and the applicable statute.

      Section 7.02 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividend such sum or sums as the Directors from time to time, in their absolute discretion think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall deem conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve.

      Section 7.03 Fiscal Year. The fiscal year of the
Corporation, if other than the calendar year, shall be fixed by resolution of the Board.

      Section 7.04 Offices. The registered office of the Corporation shall be as designated in the Articles or at such other place or places in or outside the State of New Jersey as the Board may from time to time determine.

      Section 7.05 Books and Records. The Corporation shall keep books and records of account and minutes of the proceedings of its Shareholders, Board and executive committee, if any, which may be kept inside or outside the state of New Jersey. The Corporation shall keep at its registered office, or at the office of its transfer agent in or outside the State of New Jersey, records containing the names and addresses of all Shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record. Any of the books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the record.

      Section 7.06 Amendments. The Shareholders or the Board may amend or repeal the Bylaws or adopt new Bylaws unless the Articles or Bylaws provide that the power to adopt new Bylaws is reserved exclusively to the Shareholders or any particular Bylaw shall not be altered or repealed by the Board. Such action may be taken by written consent or at a meeting of Shareholders or the Board; provided that if notice of any such meeting is required by these Bylaws, the notice of the meeting shall contain notice of the proposed amendment, repeal or new Bylaws. Any bylaw hereafter made by the Shareholders shall not be altered or repealed by the Board.
      Amendment of the Bylaws by the Board shall be by not less than a majority of the members of the Board then in office.

ARTICLE VIII - INTERPRETATION

      Section 8.01 Conflict With Statute. In the event any
Article or section of these Bylaws shall conflict with the Delaware General Corporation Law, Delaware General Corporation
Law shall rule.

      Section 8.02 Headings. The Article and paragraph headings included in these Bylaws have been used solely for convenience and shall in no event act as or be used in conjunction with the interpretation of these Bylaws.














      I certify that the foregoing Bylaws were adopted by the Corporation on the 15th day of August, 2016




Recoverable
Signature

  X Kim Lavine
Kim
Lav
ine
Sec
ret
ary
Signed by: accounts.google.com






















SHAREHOLDERS AGREEMENT


      THIS SHAREHOLDERS AGREEMENT (this ?Agreement?) is made as of March 14, 2016 by and among, the Shareholders identified (or here after identified) on Schedule 1 hereto (each a ?Shareholder? and collectively the ?Shareholders?), and SENSORY
PERFORMANCE TECHNOLOGY, INC, a Delaware corporation (the
?Corporation?).

BACKGROUND

      The Shareholders each currently own the number of shares of preferred and common stock in the Corporation shown in the following table on Schedule I attached hereto collectively, and together with any shares of capital stock in the Corporation hereafter owned by any of the Shareholders (the ?Stock?).

      The Shareholders and the Corporation wish to promote their mutual interests by imposing certain restrictions upon the transfer of the Stock, and providing for the sale and purchase of the Stock under certain circumstances, and agreeing upon how the Stock should be voted.

TERMS AND
CONDITIONS

      NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth herein, the parties hereto agree as follows:

      1.	RESTRICTION ON TRANSFER. Except as otherwise
specifically set forth in this Agreement, no Shareholders shall transfer any shares of Stock or any interest therein in any manner, voluntarily or involuntarily, including, without limitation, by sale, gift, pledge, grant of an option to purchase, encumbrance, bequest, descent, devise, operation of law (including attachment, execution, legal process, or bankruptcy or insolvency proceedings) or any other disposition, and no such attempted transfer shall be treated as effective for any purpose. After the date of this Agreement, the Corporation shall not allow any person or entity to become a registered holder of any shares of the Stock unless (a) such shares were acquired by such person or entity in accordance with this Agreement, and (b) such person or entity agrees in writing to be bound by this Agreement.
      2.	VOLUNTARY DISPOSITION. In the event a Shareholder
(the ?Transferor Shareholder?) wishes voluntarily to sell, make a gift of, pledge, grant an option to purchase, encumber, transfer or dispose of any interest in all or any part of the Stock owned by the Transferor Shareholder (the ?Voluntarily Offered Stock?) in any manner, the Transferor Shareholder shall give the Corporation and the other Shareholders (the ?Remaining Shareholders?) written notice of such intention to dispose of the Voluntarily Offered Stock, the terms of such disposition (including price and terms of payment), the name of the proposed transferee, and an offer to sell all of the
Voluntarily Offered Stock to the Corporation and the Remaining Shareholders in accordance with the following:
            (a)	For a period of thirty (30) days after receipt
of such written notice, the Corporation shall have the option to purchase all or part of the Voluntarily Offered Stock from the Transferor Shareholder by giving written notice to the Transferor Shareholder of the exercise thereof. The decision of the Corporation to exercise such option shall be made by its CEO/President, Ben White, exclusive of any director who is also the Transferor Shareholder.
            (b)	In the event the Corporation does not exercise
its option to buy all of the Voluntarily Offered Stock within such thirty (30) day period, the Remaining Shareholders shall have an option to purchase all or part of the Voluntarily
Offered Stock or any remaining portion thereof, for an
additional period of thirty (30) days upon the same terms and conditions as the Corporation, by giving written notice to the Transferor Shareholder of the exercise thereof. In the event two or more Shareholders wish to purchase the Voluntarily
Offered Stock, each such Shareholder shall be entitled to purchase a portion of the shares of the Voluntarily Offered
Stock in the same proportion as the number of shares of Stock then owned by such Shareholder bears to the total number of shares of Stock then owned by all such Shareholders electing to purchase such shares of the Voluntarily Offered Stock.
            (c)	The purchase price and payment terms for the
Voluntarily Offered Stock shall be as follows: (i) if the proposed transfer is a bona fide sale, the price and terms shall be the same as those agreed upon by the Transferor Shareholder and the proposed transferee; or
      (ii) if the proposed transfer is by any means other than a bona fide sale, the price and terms shall be as set forth in Sections 5 and 6 hereof, respectively.
            (d)	The option of the Corporation and/or the
Remaining Shareholders to purchase the Voluntarily Offered
Stock shall be conditioned upon the purchase of all the shares of the Voluntarily Offered Stock. In the event the Corporation and/or the Remaining Shareholders shall have failed to exercise the option to purchase or shall have exercised their option to purchase less than all of the Voluntarily Offered Stock, the Transferor Shareholder shall be free for a period of thirty
(30) days thereafter to transfer all of the Voluntarily Offered Stock in accordance with the terms and to the transferee set forth in the Transferor Shareholder?s written notice of intended disposition; provided, however, the intended
transferee shall agree in writing to be subject to such terms, conditions and restrictions, if any, which the Corporation and the Remaining Shareholders shall require.
      3.	INVOLUNTARY TRANSFER OF STOCK. In the event of an
involuntary transfer of any shares of the Stock of a
Shareholder by operation of law or otherwise, including,
without limitation, transfer by virtue of bankruptcy
proceedings, divorce, insolvency or creditor?s proceedings or arrangements of any kind, execution or attachment, the person or entity to whom or which such shares of the Stock have been involuntarily transferred (the ?Involuntary Transferee?) shall be deemed to offer to sell such shares of the Stock (the ?Involuntarily Offered Stock?), at the price and upon the terms set forth in Sections 6 and 7 hereof, respectively, to the Corporation and the Remaining Shareholders in accordance with the following:
            (a)	For a period of thirty (30) days after receipt
of written notice of such involuntary transfer, the Corporation shall have the option to purchase all or part of the Involuntarily Offered Stock from the Involuntary Transferee by giving written notice to the Involuntary Transferee of the exercise thereof. The decision of the Corporation to exercise its option shall be made by its CEO/President Ben White, exclusive of any director who is also the Involuntary
Transferee or the Shareholder Whose Stock was transferred to the Involuntary Transferee.



            (b)	In the event the Corporation does not exercise
its option to buy all of the Involuntarily Offered Stock within such thirty (30) day period, the Corporation shall give written notice of the option to all Remaining Shareholders, and the
Remaining Shareholders shall have  an option to purchase all or part of the Involuntarily Offered Stock or any remaining
portion thereof, for an additional period of thirty (30) days upon the same terms and conditions as the Corporation, by
giving written notice to the Involuntary Transferee and the
Corporation of the exercise thereof. In the event two or more
Shareholders wish to purchase the Involuntarily Offered Stock, each such Shareholder shall be entitled to purchase a portion of the shares of the Involuntarily Offered Stock in the same proportion as the number of shares of the Stock then owned by such Shareholder bears to the total number of shares of Stock then owned by all such Shareholders electing to purchase such shares of the Involuntarily Offered Stock.
            (c)	The Corporation and/or the Remaining
Shareholders may purchase less than all of the Involuntarily
Offered Stock. In the event that the Corporation and/or the
Remaining Shareholders shall have failed to exercise the option to purchase or shall have exercised their option to purchase less than all of the Involuntarily Offered Stock, the
involuntary transfer shall be permitted as to that portion of the Involuntarily Offered Stock for which such option is not exercised; provided, however, the Involuntary Transferee shall agree in writing to  be subject to such terms, conditions and restrictions, if any, which the Corporation and the Remaining
Shareholders shall require.
      4.	DEATH OR DISABILITY OF A SHAREHOLDER. Upon the death or
disability of any Shareholder (or the grantor of any trust
created for estate planning purposes holding shares of the
Stock), the Corporation shall purchase, and said Shareholder or the guardian, legal representative or heirs of said Shareholder or the trustee, as the case may be, shall sell, all of said
Shareholder?s shares of Stock. For purposes hereof,
?disability? shall be defined as a state of mental or physical illness of such a degree that Shareholder, if employed by the
Corporation, is unable to render services to the Corporation in the usual course of business with reasonable accommodation for a period of six (6) months. The purchase shall be at the price and upon the terms set forth in Sections 6 and 7 below.
            (a)	The determination of whether a Shareholder is
disabled shall initially be made by a physician selected by the Shareholder or his/her guardian, and the Shareholder shall be obligated to pay for the services of this physician. A written copy of the physician?s decision shall be sent to the Corporation. Within thirty (30) days after receiving this notice, the Corporation may dispute the determination that the Shareholder is disabled by sending a written notice to the Shareholder seeking to be declared disabled stating that the Corporation disputes the decision regarding the Shareholder?s disability. Following the giving of the Corporation?s notice, the Shareholder shall be examined by a physician selected by the CEO/President Ben White, and the decision of this physician shall be decisive. The date on which the Shareholder is determined to be disabled shall be the date on which the initial physician sends a copy of his/her determination to the Corporation; however, if the Corporation challenges this determination then the date for determination of disability shall be the date on which the physician selected by the CEO/President Ben White renders his/her decision on whether the Shareholder is disabled. To the extent not paid by insurance, the Corporation shall pay for the services of the physician selected by the CEO/President Ben White and any related fees and expenses, including for hospitalization, tests and medical procedures.



            (b)	The Corporation, as applicant, beneficiary and
owner, may purchase and maintain insurance on the lives of any
Shareholder in an amount to be determined by its CEO/President,
Ben White. Upon the death of any Shareholder hereunder upon
whose life the Corporation owns insurance, the Corporation
shall promptly purchase said Shareholder?s shares of Stock at the price and terms set forth in Sections 6 and 7 below. The
Purchase Price of the Stock under this Section shall be
computed without including proceeds of life insurance on the life of a Shareholder payable to the Corporation.
      5.	TERMINATION OF EMPLOYMENT OF SHAREHOLDER. In the event
a Shareholder is employed by the Corporation now or in the
future and such Shareholder?s employment by the Corporation is terminated, the Corporation shall purchase, and the Shareholder shall sell, all shares of the Stock owned by the Shareholder, by giving written notice of such exercise within sixty (60)
days of the date such Shareholder?s employment is terminated.
The purchase by the Corporation shall be at the price and upon the terms set forth in Sections 6 and 7 below.
PURCHASE PRICE.
            (a)	The per share purchase price for any Stock
purchased pursuant to Section 2 (except for any Stock Purchased pursuant to Section 2(c)(i)), Section 3, Section 4 or Section 5
hereof shall be equal to the Fair Market Value thereof. For
purposes of this Agreement, ?Fair Market Value? means (a) the closing sale price for a share of the Corporation?s common
stock
      (i) on any national exchange on which the Corporation is
listed, or (ii) the National Association  of Securities
Dealers, Inc. Automated Quotation System (?NASDAQ?), provided such common stock is authorized for quotation as a NASDAQ
National Market System Security for such date (or, if no sale is so reported for such date, for the latest preceding date on which such a sale was so reported), or (b) if such common stock is not so listed or authorized for quotation, the price of such common stock determined by the CEO/President of the Corporation
Ben White, in good faith, from time to time, in connection with either the grant of an incentive stock option qualified under
Section 422 of the Internal Revenue Code of 1986 (the ?Code?),
as amended, or the sale  of common stock in a private sale to a third party in an ?arms-length? transaction (the ?Determined
Value?).
            (b)	Notwithstanding the foregoing subsection, in the
event that the selling Shareholder (or a Shareholder?s
guardian, legal representative or heir, as applicable) (the
?Seller?) shall give the Corporation written notice within
fifteen (15) days (forty-five (45) days in the case of the
death of a Shareholder) of the event triggering such sale that the Determined Value then in effect is not acceptable, or if the Determined Value was determined more than eighteen (18)
months prior to the event triggering the sale, the Corporation and such Seller shall select a mutually acceptable appraiser to determine the then fair market per share value of the Stock. If the Seller and the Corporation shall be unable to agree upon an appraiser, each shall select an appraiser and the two
appraisers so selected shall select a third appraiser. Such
third appraiser shall then determine the per share fair market value of the Stock. In either case, the Corporation and the
Seller shall equally share the costs of such appraisal process and the appraised per share value of the Stock shall dictate the purchase price for purposes of the sale and purchase of
Stock mandated by Sections 2(c)(ii), 3, 4 and 5 hereof. Both the Seller and the Corporation shall ensure that the other
receives a complete copy of the appraisal. Any other
Shareholder shall have the right to inspect any such appraisal at the offices of the Corporation.
      6.	TERMS OF SALE. The purchase and sale of the Stock under
Sections 2(c)(ii), 3, 4 or 5 hereof shall be on the following terms:



            (a)	The closing of the sale and purchase of the
Stock (the ?Closing?) shall take place as promptly as possible but in no event later than (i) ninety (90) days after the
expiration of the Corporation?s option described in Section
2(a), for purchases being made pursuant to Section 2; or (ii)
ninety (90) days after the expiration of the Corporation?s
option described in Section 3(a) for purchases being made
pursuant to Section 3; (iii) ninety (90) days following the
death of a Shareholder or the date on which a Shareholder is determined to be disabled for purchases made pursuant to
Section 4; or (iv) (iii) ninety (90) days following the
termination of an employee-Shareholder for purchases made
pursuant to Section 5. Notwithstanding the foregoing, in the event an appraisal of the per share fair market value is
required pursuant to Section 6(b) hereof, the closing shall
occur within thirty (30) days after receipt of the appraisal by the Corporation.
            (b)	At the Closing, the Transferor Shareholder or
the Shareholder, or the Shareholder?s guardian, heirs or legal representative, or other person or entity with power to
transfer the Stock, or the Involuntary Transferee, as the case may be, shall deliver to each purchaser of the Stock a stock certificate, properly endorsed for transfer to the purchaser, evidencing all of the shares of the Corporation to be purchased hereunder, which shares shall be free of all liens,
encumbrances, security interests, restrictions, and other
interests (except any restrictions as set forth in this
Agreement).
      7.	OBLIGATION TO PURCHASE. If the Corporation is unable
lawfully under Delaware corporate law to purchase all of the
Stock which it is obligated to purchase, it shall proceed to purchase those shares which it is permitted lawfully to
purchase, and its obligation to purchase the remaining shares shall be suspended until such time as it is lawfully able to do
so. The Corporation shall be obligated to take, to the extent deemed reasonable by its CEO/President, Ben White, such actions permitted under Section 345 lawfully to purchase and pay for such shares, including, without limitation, revaluing its
assets or using alternative accounting practices and
principles. The Shareholders agree to vote their respective
shares as may be appropriate or necessary to enable the
Corporation lawfully to purchase and pay for all the shares of
Stock to be purchased; provided, however, the Shareholders
shall not be obligated to personally guaranty such indebtedness or contribute additional capital to the Corporation.
      8.	INSURANCE. The Corporation, as applicant, beneficiary
and owner, may purchase and maintain life and disability
insurance on any or all of the Shareholders in an amount to be determined by the Corporation?s CEO/President, Ben White. Upon
the death or disability of such Shareholder, the Corporation shall collect the proceeds of such insurance and use the same to purchase such Shareholder?s shares of Stock as provided
herein. The Corporation shall retain any remaining proceeds.
      9.	LEGEND ON STOCK CERTIFICATE. Upon the execution of this
Agreement, the Shareholders shall surrender all of their stock certificates evidencing the Stock to the Corporation for the endorsement thereon of the following legend:

      THE CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY SET FORTH IN A SHAREHOLDERS AGREEMENT AMONG THE CORPORATION AND CERTAIN OF
ITS SHAREHOLDERS, AS AMENDED FROM TIME    TO TIME, A COPY OF
WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

      After endorsement, the certificates shall be returned to the Shareholders who shall, subject to the terms of this Agreement, be entitled to exercise all rights of ownership of the shares of the Stock. All shares of the Stock hereinafter issued by the Corporation shall bear the same legend.

      10.	TERMINATION. This Agreement shall terminate upon (a) the
effectiveness of a registration statement filed by the Corporation under the Securities Act of 1933, as amended, as part of a firmly underwritten public offering of the capital stock of the Corporation, (b) the signed written agreement of the Corporation and the holders holding ninety percent (90%) of the issued and outstanding shares of the Stock; (c) the acquisition by a single Shareholder of all of the Stock of the Shareholders; (d) the adjudication of the Corporation as a bankrupt; (e) the execution by the Corporation of an assignment for the benefit of creditors; (f) the appointment of a receiver for the Corporation; (g) the voluntary or involuntary dissolution of the Corporation; or
      (h) with respect to any Shareholder, when such Shareholder ceases to be a registered holder of shares of the Stock.

       11.	PERMITTED ESTATE PLANNING TRANSFERS. Notwithstanding
anything in this Agreement to the contrary, any Shareholder may, at his/her option, transfer all or any portion of his/her shares of Stock into one or more grantor-type trusts (as defined in Section 671 of the Code) created by him/her for estate planning purposes provided that each such trust shall provide that during his/her lifetime, he/she shall be and remain the sole and exclusive trustee of such trust while competent. The Stock transferred to any trust as permitted by this Section shall be deemed for purposes of this Agreement to be and remain the Stock of the transferor Shareholder, and shall be and remain subject to all of the terms, conditions, limitations and obligations imposed by this Agreement.

     12.	NOTICES. All notice requirements and other
communications required herein shall be deemed given if in writing and personally delivered or on the third succeeding business day after being mailed by registered or certified mail, return receipt requested, addressed to the last known address of the Shareholder on the stock records of the Corporation, or to such other address as the Shareholder or the Corporation shall request pursuant to a written notice given in accordance with the terms hereof.

      13.	BINDING EFFECT. This Agreement shall be binding upon,
and inure to the benefit of, the Shareholders and their respective successors, assigns, guardians, heirs and legal representatives.

      14.	REMEDIES.  The parties hereto acknowledge and agree
that transfer of the Stock or any interest therein may result in injury to the parties hereto, and that damages for breach hereof are not readily ascertainable and would not adequately compensate the injured party. As a result, thereof, the injured party will be irreparably harmed if this Agreement is not specifically enforced. Therefore, each party hereto shall have the right to an injunction for the specific performance of this Agreement in order to protect the rights and privileges
hereunder.    The corporation also may refuse to recognize any
purported transferee as a Shareholder and may continue to treat the transferor as the Shareholder for all purposes, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions of this Agreement have been satisfied. These remedies shall, however, be cumulative and not exclusive, and shall be in addition to all the rights of action and remedies which the parties may have under this Agreement or at law or in equity.

      15.	ACTION OR DISSENT BY SHAREHOLDER. In the event a
Shareholder commences an action for dissolution of the Corporation or other relief under Delaware corporate law, the Corporation shall, for a period of ninety (90) days after such an action is served upon the Corporation or election to dissent is filed with the Corporation, have the option to purchase all of the shares of the Stock by giving written notice to the Shareholder of the exercise thereof. The sale by the Shareholder and purchase by the Corporation shall be at the price and upon the terms set forth in Sections 6 and 7 above. The Shareholder hereby agrees that the ?fair value? of the Stock in any action seeking relief under Delaware corporate law shall be the Purchase Price of the Stock as determined under
Section 5 above.

      16.	CONSTRUCTION. All the clauses of this Agreement are
distinct and severable and, if any clause shall be deemed illegal, void or unenforceable, it shall not affect the validity, legality or enforceability of any other clause or provision of this Agreement.

      17.	ENTIRE AGREEMENT AND AMENDMENT. This Agreement
contains the entire agreement with respect to the matters described herein and is a complete and exclusive statement of the terms thereof and supersedes all previous agreements with respect to such matters, including, without limitation, any prior Shareholders or voting agreement among all or some of the parties hereto and dealing with the same subject matter of this Agreement, none of which shall have any further force or effect. This Agreement may not be altered or modified except by a writing signed by the Corporation and all of the Shareholders.

      18.	GOVERNING LAW AND CHOICE OF FORUM. New Jersey law
shall govern the construction and enforceability of this Agreement. Any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a state or federal court sitting in the State of New Jersey.

      19.	ADDITIONAL SHAREHOLDER. Notwithstanding anything to
the contrary contained herein, if the Corporation shall issue additional shares of its preferred and common stock, any purchaser of such shares of preferred and common stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a ?Shareholder? hereunder.?

      20.	COUNTERPARTS. This Agreement may be executed in
counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

SIGNATURES ON FOLLOWING PAGE


      The parties have caused this Agreement to be effective as of the day and year first set forth above.

      THE CORPORATION:

SENSORY PERFORMANCE TECHNOLOGY, INC




      Ben White
      Title:	CEO/President





      Oliver Marmol







Kim Lavine



SCHEDULE I

PREFERRED STOCK SHAREHOLDERS


Name
Addres
s
Shares of
Stock
Ben White
26 East 12 Street
Linden, NJ 07036
250
Oliver Marmol
5500 Military Trail #22-196
Jupiter, FL 33458
125
Kim Lavine
17557 Grand River Avenue
Spring Lake, MI 49456
50
Outstanding Shares

575



COMMON STOCK SHAREHOLDERS


Name
Addres
s
Shares of
Stock
Ben White
26 East 12 Street
Linden, NJ 07036
1,000,000
Oliver Marmol
5500 Military Trail #22-196
Jupiter, FL 33458
125,000
Kim Lavine
17557 Grand River Avenue
Spring Lake, MI 49456
50,000
Outstanding Shares

3,825,000



















OPERATING AGREEMENT
OF
Sensory Performance Technology, Inc.
(A Delaware Corporation ? S Class)
	Table of Contents	Page

Article I -	ORGANIZATION	1
Section 1.01	Organization	1
Section 1.02	Name of Company	1
Section 1.03	Purpose.	1
Section 1.04	Legal Status of Company	1
Section 1.05	Definitions	1
Article II -	MEMBERS	1
Section 2.01	Initial Members	1
Section 2.02	Additional Members	1
Section 2.03	Membership Interest	2
Section 2.04	Investment and Securities Matters	2
Section 2.05	Information	2
Section 2.06	Liability to Third Parties	2
Section 2.07	Voting Rights	2
Section 2.08	Annual Meeting	3
Section 2.09	Special Meetings	3
Section 2.10	Notice of Annual and Special Meetings	3
Section 2.11	Attendance at Meetings	3
Section 2.12	Member to Vote in Person or by Proxy	3
Section 2.13	Action by Written Consent	4
Section 2.14	Participation by Communication Equipment	4
Section 2.15	No Authority to Commence Civil Suit	4
Section 2.16	Independent Activities	4
Section 2.17	Transactions Permitted with Members and
Affiliates	4
Article III -	MANAGERS	4
Section 3.01	General Powers	4
Section 3.02	Number and Term of Office	5
Section 3.03	Limitation of Authority of Members	5
Section 3.04	Authority to Execute Documents	5
Section 3.05	Annual and Regular Meetings	5
Section 3.06	Special Meetings	5
Section 3.07	Managers to Have One Vote Each	5
Section 3.08	Action by Unanimous Written Consent	6
Section 3.09	Participation by Communicating Equipment	6
Section 3.10	Resignation and Removal of Managers	6
Section 3.11	Vacancies	6
Section 3.12	Duties of the Chairman of the Managers	6
Section 3.13	Discharge of Duties; Reliance on Reports	6
Section 3.14	Accountable as Trustee	7
Section 3.15	Officers	7
Section 3.16	Removal, Resignation or Replacement of Officers
	7
Article IV -	LIMITATION OF LIABILITY AND INDEMNIFICATION	7
Section 4.01	Limitation of Personal Liability for Managers
	7
Section 4.02	Indemnification	7
Section 4.03	Liability Insurance	8
Article V -	CAPITAL CONTRIBUTIONS	8
Section 5.01	Initial Contributions; Membership Interest	8
Section 5.02	Subsequent Contributions	8
Section 5.03	Failure to Make Additional Contribution	8
Section 5.04	Contribution Returns	8
Section 5.05	Loans by Members	9
Section 5.06	Income Accounts	9
Section 5.07	Capital Accounts	9
Article VI -	ALLOCATIONS AND DISTRIBUTIONS	9
Section 6.01	Allocations	9
Section 6.02	Distributions	9
Article VII -	WITHDRAWAL; TRANSFERABILITY OF MEMBERSHIP
INTEREST	10
Section 7.01	No Withdrawal of Member	10
Section 7.02	Transferability of Membership Interest	10
Article VIII -	TAXES	10
Section 8.01	Tax Returns	10
Section 8.02	Tax Elections	10
Section 8.03	Tax Matters Member	10
Section 8.04	Banking and Accounts	10
Section 8.05	Indemnification of Tax Matters Member	11
Article IX -	DISSOLUTION, LIQUIDATION AND TERMINATION	11
Section 9.01	Dissolution	11
Section 9.02	Certificate of Dissolution	11
Section 9.03	Winding Up	11
Section 9.04	Liquidation and Termination	11
Section 9.05	Deficit Capital Accounts	12
Article X -	GENERAL PROVISIONS	13
Section 10.01	Books and Records	13
Section 10.02	Invalidity	13
Section 10.03	Waiver	13
Section 10.04	Choice of Law and Choice of Forum	13
Section 10.05	Counterparts	13
Section 10.06	Further Assistance	13
Section 10.07	Conflict with Statute	14
Section 10.08	Amendment	14
Section 10.09	Construction	14
Section 10.10	Entire Agreement	14
Section 10.11	Acknowledgment and Waiver	14


OPERATING AGREEMENT
OF
SENSORY PERFORMANCE TECHNOLOGY,  INC
(Delaware Corporation ? S Class)
THIS OPERATING AGREEMENT of SENSORY PERFORMANCE TECHNOLOGY,
INC. (the ?Company?) dated as of March 28th, 2016, is hereby adopted and agreed to, for good and valuable consideration, by the Members (as defined below) and the Company.

      ARTICLE I - ORGANIZATION
      Section 1.01	Organization. Pursuant to the Delaware
Corporation General Law, the Company has been organized as a
Delaware Corporation by filing Articles of Organization (the
?Articles?) with the Delaware Division of Corporations.
      Section 1.02	Name of Company. The name of the Company shall be
SENSORY PERFORMANCE TECHNOLOGY, INC.  All business of the
Company shall be transacted in that name or in other names that are selected by the Company from time to time and are in
compliance with the Delaware Corporation General Law.
      Section 1.03	Purpose. The purpose or purposes for which the
Company is organized is to engage in any activity for which
corporations may be organized under Delaware Corporation General
Law.  The Company shall have all the powers necessary or
convenient to effect any purpose for which it is formed,
including all powers granted by Delaware Corporation General
Law.
      Section 1.04	Legal Status of Company. The Members do not
intend that the Company be a co-partnership, limited partnership or corporation, except for purposes of federal and state tax law, and none of the Members or Managers (as defined below) of the Company is a partner of any other Member or Manager as a result of becoming a Member or Manager of the Company, and this
Agreement shall not be construed as providing otherwise.
      Section 1.05	Definitions.  Terms used herein which are not
otherwise defined shall have the meaning, if given, by Delaware Corporation General Law. Any reference herein to the ?Agreement?
shall include any other operating agreement adopted by the
Members and the Company.
      ARTICLE II - MEMBERS
      Section 1.06	Initial Members.  The initial Members of the
Company are the persons executing this Agreement effective as of the date hereof as Members and each such initial Member is
admitted to the Company as a Member effective upon such
execution (the ?Initial Members?).  The Initial Members along with any Additional Members admitted pursuant to Section 2.02 shall constitute the ?Members? of the Company.
      Section 1.07	Additional Members.  Additional Members may be
admitted, and the capital contribution to be made thereby shall be set, only upon the approval of 100% of the existing Members
(the ?Additional Members?), except as set forth in a Membership
Transfer Restriction Agreement or other written agreement
executed by all of the Members and the Company.
      Section 1.08	Membership Interest.  The Company is authorized
to issue up to 5,000,000 units of Membership Interest in Common
Stock and 1,000 units of Membership Interest in Preferred Stock
(as defined by Delaware Corporation General Law).
      Section 1.09	Investment and Securities Matters.  Each of the
Members hereby represents, acknowledges and agrees as of the date of this Agreement and as of the date on which any of them may acquire additional Membership Interests in the Company under this Agreement that:
      (a)	The Member, or the financial advisor or counselor
of the Member, if any, is knowledgeable and experienced in
financial and business matters.
      (b)	The Member is purchasing the Membership Interest
for the investment of the Member and not with a view to the
distribution or resale thereof.
      (c)	The Member did not learn of or discover the
opportunity to purchase the Membership Interest by virtue
of any general advertising or general solicitations through advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media; or
by any broadcast over radio or television; or by any
seminar or meetings whose attendees have been invited by
any general solicitation or general advertising.
      (d)	The Member acknowledges that no commission or
other remuneration has been paid by the Member or, to the knowledge of the Member, by any other person with respect to the Membership Interest.

      Section 1.10	Information.  In addition to the other rights
specifically set forth in this Agreement, each Member is
entitled to all information to which that Member is entitled to have access pursuant to Delaware Corporation General Law, under the circumstances and subject to the conditions therein stated, including, without limitation, the books, records of account, business records, the Articles and this Agreement.
      Section 1.11	Liability to Third Parties.  Unless provided by
law or expressly assumed, a person who is a Member or Manager, or both, shall not be liable for the acts, debts or liabilities of the Company, including those under a judgment, decree or
order of a court.
      Section 1.12	Voting Rights.  Each Member shall be entitled to
vote on all matters to be submitted for a vote by the Members, including the selection of Managers, in proportion to such
Member?s Membership Interest  (as defined in Section 5.01) of the Company; and the approval of all such matters and the
selection of Managers shall be by majority vote of the
Membership Interest at an annual or special meeting of the
Members (a ?Majority Vote?), unless a higher percentage is
required for approval elsewhere in this Agreement.
      Notwithstanding Section 3.01 below, or any other provision contained in this Agreement to the contrary, the following actions shall require the approval by Majority Vote of the
Members or such higher percentage as may be specified here or elsewhere in this Agreement: (a) election and compensation of
Managers; (b) distributions of profits and losses to the
Members; (c) amendments to the Articles or this Agreement (100%
required for approval); (d) approval of any merger,
consolidation, liquidation or dissolution; (e) sale, exchange, lease or other transfer of all or substantially all of the
Company?s assets; (f) change in any Member?s Membership Interest relative to all other Members (100% required for approval); (g) establishment of the consideration to be accepted for the sale of any Membership Interest in the Company; (h) incurring
indebtedness for borrowed money in excess of $100,000 at any time outstanding; (i) creation of any mortgage, pledge, lien, charge or encumbrance upon any of the assets now owned or
hereafter acquired by the Company or disposition of any such property or assets except in the ordinary course of business;
(j) approval of capital expenditures or capital additions or improvements in excess of $50,000; (k) the guaranty of
obligations of any other person or entity except for endorsement of negotiable instruments for deposit in the ordinary course of business; (l) any material change in the character of the
business and affairs of the Company; or (m) tax elections
(Majority Vote unless a higher percentage is required by the tax laws).
      Section 1.13	Annual Meeting.  An annual meeting of the
Members, for the election of Managers and for the transaction of other business as may come before the meeting, may be held in each year either in or outside the State of New Jersey on the 1st day of May at 10:00 a.m. (or if such is a legal holiday, then on the next succeeding business day), or at any other time and date as shall be fixed from time to time by resolution of the
Members.
      Section 1.14	Special Meetings.  Any Member or Members with at
least 25% of the Membership Interests, or the Managers acting collectively, may call a meeting of the Members for any reasonable time at the principal office of the Company, or such other place in or outside the State of New Jersey, upon giving proper notice to all the Members.
      Section 1.15	Notice of Annual and Special Meetings.  The
Chairman, or if no Chairman has been elected, any Manager shall cause notice of the time, place and purposes of each meeting of the Members to be personally delivered, sent via facsimile or mailed, at least five (5) days but not more than sixty (60) days prior to the meeting, to each Member of record entitled to vote at the meeting.  Notice shall be deemed given upon deposit in the United States mail addressed to the address of the Member as revealed on the records of the Company.  Notice of a meeting of
Members need not be given to any Member who signs a waiver of notice in writing, whether before or after the time of the
meeting.  The notice shall state the nature of the business to be transacted and the matters, if any, upon which the Members will be requested to vote; provided, however, that action may be taken on any matter brought before a meeting of the Members
regardless of whether such matter is set forth in the notice.
Notice of any adjourned meeting of the Members of the Company need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.
      Section 1.16	Attendance at Meetings.  Attendance of a person
at a meeting of Members in person or by proxy constitutes waiver of objection to lack of notice or defective notice of the
meeting, unless the Member at the beginning of the meeting
objects to holding the meeting or transacting business at the meeting.
      Section 1.17	Member to Vote in Person or by Proxy.  A Member
entitled to vote at a meeting of Members or to express consent or dissent without a meeting shall be entitled to vote in
person, or by proxy appointed by an instrument in writing
authorizing other persons to act.  A proxy shall be signed by the Member or authorized agent or representative and shall not be valid after the expiration of three (3) years from its date unless otherwise provided.
      Section 1.18	Action by Written Consent.  Any action required
or permitted to be taken at a meeting of Members may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are
signed by Members representing the Membership Interests of the
Company required to authorize the action, and are delivered to the Company.  Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to Members who have not consented in writing.
      Section 1.19	Participation by Communication Equipment.  A
Member may participate in a meeting of the Members by a
conference telephone or by other similar communications
equipment through which all persons participating in the meeting may communicate with the other participants.  All participants shall be advised of the communications equipment and the names of the parties in the conference shall be divulged to all
participants.  Participation in a meeting pursuant to this
section constitutes presence in person at the meeting.
      Section 1.20	No Authority to Commence Civil Suit.  No Member
shall have the authority to commence and maintain a civil suit in the right of the Company, and no such civil suit shall be commenced and maintained in the right of the Company, except upon Majority Vote of the Members, approval of the Managers or as provided Delaware Corporation General Law.
      Section 1.21	Independent Activities.  Any Member or Former
Member may, notwithstanding the existence of this Agreement, engage in whatever other activities such Member chooses, so long as they do not compete with the Company or otherwise for a
period of five years, without having or incurring any obligation to offer any interest in such activities to the Company or to any other party to this Agreement.
      Section 1.22	Transactions Permitted With Members and
Affiliates.  The validity of any transaction, agreement or
payment involving the Company, the Members or any affiliate
thereof otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between any Member and such affiliate or by reason of the approval of said
transaction, agreement or payment by any Member.
      ARTICLE III - MANAGERS
      Section 1.23	General Powers.  Except as otherwise provided in
this Agreement, including, without limitation, Section 2.06
above, the property, affairs, and business of the Company shall be managed by the Managers, and the Managers may exercise all of the powers of the Company, whether derived from law, the
Articles or otherwise.  Each of the Members shall only act as a member under the Delaware Corporation General Law, and the
Members shall have no managerial power unless explicitly
authorized by this Agreement.  Each Manager has the power, on
100% approval of all Managers, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company, including the power to: (a) purchase, lease or otherwise acquire any real or personal property; (b)
sell, convey, mortgage, grant a security interest in, pledge, lease, exchange or otherwise dispose of or encumber any real or personal property; (c) open one or more depository accounts and make deposits into and checks and withdrawals against such
accounts; (d) borrow money and incur liabilities and other
obligations; (e) enter into any and all agreements and execute any and all contracts, documents and instruments; (f) engage employees and agents, define their respective duties and
establish their compensation or remuneration; (g) establish
pension plans, trusts, profit sharing plans and other benefit and incentive plans for Members, employees and agents of the
Company; (h) obtain insurance covering the business affairs and property of the Company and on the lives and well being of its
Members, employees and agents; (i) commence, prosecute or defend any proceeding in the Company?s name; and (j) participate with others in partnerships, joint ventures and other associations and strategic alliances.
      Section 1.24	Number and Term of Office.  The number of
Managers of the Company shall be not less than one (1) and not more than twenty-five (25) and shall be determined from time to time by the Members.  A Manager shall hold office for the term elected, until a successor is elected and qualified or until death, resignation or removal.  The Managers shall be elected on an annual basis.  The election as a Manager does not of itself create any contract rights.
      Section 1.25	Limitation of Authority of Members.  No Member
(other than a Member who is a Manager) has the authority or
power to act for or on behalf of the Company, to do any act
which would be binding on the Company or to incur any
expenditure on behalf of the Company.  The Managers have all agency authority described in Delaware Corporation General Law.
      Section 1.26	Authority to Execute Documents.  All deeds,
documents, contracts, agreements, bonds, debentures, notes,
obligations, evidences of indebtedness, checks, drafts and other instruments requiring execution by the Company shall be executed and delivered by one or more Managers as may from time to time be authorized by the Managers.  All funds of the Company not otherwise employed shall be deposited to the credit of the
Company in such financial institutions as designated by the
Managers.  The Managers may execute or cause to be executed, in the name and on behalf of the Company, as the holder of stock or other securities in any entity, all written proxies, powers of attorney or other written instruments as the Managers may deem necessary for the Company to exercise such powers and rights.
      Section 1.27	Annual and Regular Meetings.  The annual meeting
of the Managers, for the election of officers (if any) and for the transaction of other business as may come before the
meetings, shall be held in each year either in or outside the
State of New Jersey as soon as possible after the annual meeting of the Members on the same day and at the same place as the
annual meeting of the Members.  Notice of the annual meeting of the Managers shall not be required.  Notice of regular meetings, if set by resolution of the Managers, need not be given;
provided, however, that in case the Managers shall change the time or place of regular meetings, notice of this action shall be promptly given in person or by telephone to each Manager who shall not have been present at the meeting at which the action was taken.
      Section 1.28	Special Meetings.  Special meetings of the
Managers shall be held whenever called by the Chairman of the
Managers (if any) or by 25% or more of the Managers, at such time and place as may be specified in the notice or waiver of notice.  Special meetings of the Managers may be called on 24 hours? notice to each Manager, given personally, by facsimile or by telephone, or on 3 days? written notice.  Written notice
shall be deemed given upon deposit in the United States mail addressed to the address of the Manager as revealed on the
records of the Company.  Notice of any special meeting need not be given to any Manager who shall be present at the meeting, or who shall waive notice of the meeting in writing, whether before or after the time of the meeting.  No notice need be given of any adjourned special meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.
      Section 1.29	Managers to Have One Vote Each.  Each Manager
shall have one vote.  Except as otherwise required by the
Delaware Corporation General Law or the Articles, all matters presented to a vote of the Managers shall be decided by a
majority vote of the Managers.
      Section 1.30	Action by Unanimous Written Consent.  Any action
required or permitted to be taken at any meeting of the Managers may be taken without a meeting if, under authorization voted before or after the action, written consents thereto are signed by all Managers then in office and such written consents are filed with the minutes of the proceedings of the Managers.
      Section 1.31	Participation by Communicating Equipment.  A
Manager may participate in a meeting of the Managers by a
conference telephone or by other similar communications
equipment through which all persons participating in the meeting may communicate with the other participants.  All participants shall be advised of the communications equipment and the names of the parties in the conference shall be divulged to all
participants.  Participation in a meeting pursuant to this
section constitutes presence in person at the meeting.
      Section 1.32	Resignation and Removal of Managers.  Any Manager
may resign at any time by delivering a written resignation to the remaining Managers and such resignation shall be effective upon receipt thereby or at a subsequent time as set forth in the notice of resignation.  Any of the Managers may be removed from office at any time, with  cause, upon Majority Vote of the
Members.
      Section 1.33	Vacancies.  If any Manager vacancies shall occur,
by reason of death, resignation, removal or otherwise, or if the authorized number of Managers shall be increased, the Managers then in office shall continue to act, and the vacancies shall be filled by vote of a majority of the Managers then in office;
provided, however, that a Manager appointed to fill such vacancy shall only hold office until the next election of Managers by the Members.
      Section 1.34	Duties of the Chairman of the Managers.  The
Chairman of the Managers, Company CEO and President Ben White,
shall preside at all meetings of the Managers and Members and shall have the power to assign such other duties to the
Managers.
      Section 1.35	Discharge of Duties; Reliance on Reports.  A
Manager shall discharge his or her duties as a Manager in good faith, with the care an ordinarily prudent person in a like
position would exercise under similar circumstances and in a manner he or she reasonably believes to be in the best interests of the Company.  In discharging his or her duties, a Manager may rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by any of the following:
      (a)	One or more other Managers, or Members, or
employees of the Company whom the Manager reasonably
believes to be reliable and competent in the matter
presented.
      (b)	Legal counsel, professional accountants,
engineers or other persons as to matters the Manager
reasonably believes are within the person?s professional or
expert competence.
      (c)	A committee of Managers of which he or she is not
a member if the Manager reasonably believes the committee
merits confidence.
      A Manager is not entitled to rely on the information,
opinions, reports, or statements set forth in this section if the Manager has knowledge concerning the matter in question
that makes reliance otherwise permitted by this provision
unwarranted.  A Manager is not liable for an action taken as a
Manager or the failure to take any action if he or she performs the duties of his or her office in compliance with this
section.
      Section 1.36	Accountable as Trustee.  A Manager shall account
to the Company and hold as trustee for it any profit or benefit derived by the Manager from any transaction connected with the conduct or winding up of the Company or from any personal use by the Manager of its property.
      Section 1.37	Officers.  The Company may have three or more
officers. The initial three officers will be Ben White - Chief
Executive Officer, Oliver Marmol - Chief Strategy Officer, Todd
Hines - Chief Production Officer. Additional officers shall be elected or appointed by the Managers (in accordance with Section
3.07), and who shall have the title, authority and duties as authorized or directed by the Managers.  An officer shall hold office for the term of two years for which elected or appointed and until a successor is elected or appointed and qualified, or until resignation or removal.
      Section 1.38	Removal, Resignation or Replacement of Officers.
An officer elected or appointed by the Managers may be removed by the Managers with just cause.  The removal of an officer
shall be without prejudice to his or her contract rights, if any.  The election or appointment of an officer does not of
itself create contract rights.  An officer may resign by written notice to the Company, which resignation is effective upon its receipt by the Company or at a subsequent time specified in the notice of resignation. Vacancies in any office may be filled by unanimous vote of the Managers and/or Board of Directors.
      ARTICLE II - LIMITATION OF LIABILITY AND INDEMNIFICATION
      Section 1.39	Limitation of Personal Liability for Managers.  A
Manager of the Company shall not be personally liable to the
Company or its Members for monetary liability for breach of duty as established in Delaware Corporation General Law except that this provision does not eliminate or limit the liability of a
Manager for any of the following:
      (a)	The receipt of a financial benefit for which the
Manager is not entitled.
      (b)	A knowing violation of law.
      (c)	An act or omission occurring before the effective
date of this Agreement.
      Any repeal, amendment or other modification of this Section shall not adversely affect any right or protection of a Manager of the Company existing at the time of such repeal, amendment or other modification.

      Section 1.40	Indemnification.  The Company, to the extent
authorized by the Managers or the Members, may indemnify a Member, Manager, officer, employee or agent, who was or is a party or is threatened to be made a party to a threatened, pending or a completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he or she is or was a Member, Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, member, manager, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys? fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding.
The Company may pay or reimburse the reasonable expenses incurred by an indemnity in advance of final disposition of the proceeding, to the extent authorized by the Managers or the Members.
      Liability Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a Member, Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, member, manager, partner, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person?s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article or the Delaware Corporation
General Law.

      ARTICLE III - CAPITAL CONTRIBUTIONS
      Section 1.41	Initial Contributions; Membership Interest.  The
Members shall make the capital contributions to the Company as set forth on Exhibit ?A? attached, which contributions shall be paid within 10 days of the date of this Agreement.  The
respective rights of each Member in the Company, including,
without limitation, the right to receive distributions of the
Company?s assets and any right to vote or participate in
management (the ?Membership Interest?), shall be in proportion to the Membership Interests as set forth in Exhibit ?A?
attached, as may be adjusted from time to time as provided in this Agreement.  Services may be contributed as all or part of any Member?s capital contribution to the extent permitted under
Delaware Corporation General Law.
      Section 1.42	Subsequent Contributions.  No Member shall be
required to contribute any additional capital to the Company except upon unanimous approval of the Members.  In the event of such vote, all Members shall be notified of the date on which the additional capital contributions shall be made, which date shall be at least twenty (20) days after the notice.  Each
Member shall contribute a percentage of the additional capital which is equal to that Member?s Membership Interest in the
Company.  Should any Member decline to contribute to the Company the amount of any additional required capital contribution
within the time so specified, the remaining Members shall have the option of contributing the additional contributions.
      Section 1.43	Failure to Make Additional Contribution.  Upon
the failure by a Member to make the full amount of any
additional capital contribution described in Section 5.02 above, the Membership Interests of the Members shall be reallocated so that the noncontributing Members? percentage interests in the
Company shall be reduced as provided herein to reflect the
failure to make the required capital contribution, and the
Members making such contributions shall be allocated a
percentage interest in the Company to equitably reflect such contribution.
      Section 1.44	Contribution Returns.  A Member is not entitled
to the return of any part of the Member?s capital contributions or to be paid interest in respect of either the capital account or the capital contributions.  An unrepaid capital contribution is not a liability of the Company or of any Member.  A Member is not required to contribute or to lend any cash or property to the Company to enable it to return any Member?s capital
contribution.
      Section 1.45	Loans by Members.  Should the Company lack
sufficient cash to pay its obligations, any Member that may
agree to do so may advance all or part of the needed funds to or on behalf of the Company. An advance described in this section constitutes a loan from the Member to the Company, bears interest at the interest rate agreed to by the Company and the lending Member from the date of the advance until the date of payment, and is not a capital contribution.
      Section 1.46	Income Accounts.  An individual income account
shall be maintained for each Member.  At the end of each fiscal year each Member?s share of net profits or net losses of the
Company, if not previously credited or debited, shall be
credited or debited to such Member?s income account.  After such amounts have been credited or debited to such Member?s income account, any balance or deficit remaining in such account at the end of such fiscal year shall be transferred to or charged
against such Member?s capital account.
      Section 1.47	Capital Accounts.  A capital account shall be
maintained for each Member.  The capital account for each Member shall consist of: (a) that Member?s initial contribution to
capital, if any; (b) any amounts that have been assigned from such Member?s capital account to another Member?s capital
account as a result of a sale, devise or transfer of their
interest or a part thereof in the Company; (c) any additional capital contributions; and (d) any amounts transferred from a
Member?s income account to their capital account pursuant to this Agreement and reduced by all distributions and reductions of Company capital.
      ARTICLE IV - ALLOCATIONS AND DISTRIBUTIONS
      Section 1.48	Allocations.  Except as may be required by
Section 704(c) of the Internal Revenue Code of 1986, as amended
(the ?Code?), and Treasury Regulation ?1.704-1(b)(2)(iv)(f)(4)
(or successor statutory or regulatory provisions); all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their proportional Membership Interest. All items of income, gain, loss, deduction and credit allocable to any Membership Interest that may have been transferred or reallocated shall be allocated between the transferor and transferee based upon the portion of the tax year during which each was recognized as owning that Membership Interest, without regard to the results of Company operations during any particular portion of that tax year and without regard to whether cash distributions were made to the transferor or the transferee during that tax year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the regulations thereunder.
      Distributions. Except as otherwise provided in this Agreement, the Company may pay such distributions to the Members as may be agreed upon by Majority Vote of the Members and shall be permitted under the Delaware Corporation General
Law. Cash available for distribution shall be determined at least annually and shall be distributed at such times as determined by Majority Vote of the Members that funds are available therefor, taking into account the reasonable business needs of the Company. All distributions shall be made to the Members in accordance with their proportional Membership
Interests.

      ARTICLE V - WITHDRAWAL; TRANSFERABILITY
OF MEMBERSHIP INTEREST
      Section 1.49	No Withdrawal of Member.  A Member does not have
the right or power to voluntarily withdraw from the Company as a Member, except as specifically set forth in a Membership
Interest Transfer Restriction Agreement or other written agreement executed by all of the Members and the Company.
      Transferability of Membership Interest. Except as specifically permitted in this Agreement, a Membership Interest
Transfer Restriction Agreement or other written agreement executed by all of the Members and the Company, no Member shall sell or otherwise transfer any portion of the Member?s
Membership Interest in the Company in any manner, voluntarily or involuntarily, including, without limitation, by sale, gift, granting an option to purchase, bequest, descent, device or operation of law, or any other disposition. Any transfer of Membership Interest in violation of this Section shall be deemed an assignment of such Membership Interest within the Delaware Corporation General Law and does not entitle the assignee to participate in the management or affairs of the Company or to become or exercise any rights of a Member.

      ARTICLE VI - TAXES
      Section 1.50	Tax Returns.  The Tax Matters Member (as defined
below) shall cause to be prepared and filed all necessary
federal and state income tax returns for the Company, including making the elections described in Section 8.02.  Each Member shall provide the Tax Matters Member with all pertinent
information in its possession relating to Company operations that is necessary for the Company to prepare and file its income tax returns.
      Section 1.51	Tax Elections.  Pursuant to Section 2.06 hereof,
the Members by Majority Vote, except to the extent a higher
percentage is required by the Code or regulations thereunder, may elect certain tax classifications for the Company,
including, without limitation, being taxed as a partnership or corporation for federal income tax purposes.
      Section 1.52	Tax Matters Member.  An individual Member
appointed by the Members shall be designated as the ?tax matters partner? of the Company pursuant to Section 6231(a)(7) of the
Code (the ?Tax Matters Member?); and shall take such action as may be necessary to cause each other Member to become a ?notice partner? within the meaning of Section 6223 of the Code, shall inform each other Member of all significant matters that may come to its attention in its capacity as ?tax matters partner?
by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall
forward to each other Member copies of all significant written communications it may receive in that capacity. Any Member who is designated ?tax matters partner? may not take any action
contemplated by Sections 6222 through 6233 of the Code without the approval by Majority Vote of the Members, but this sentence does not authorize such Member (or any other Member) to take any action left to the determination of an individual Member under
Sections 6222 through 6233 of the Code.
      Section 1.53	Banking and Accounts.  All funds of the Company
shall be deposited in a separate bank account or accounts as shall be determined by the Managers.  All withdrawals therefrom shall be made upon checks signed by the person authorized to do so by the Managers.
      Section 1.54	Indemnification of Tax Matters Member.  The
Company shall defend, indemnify and hold harmless the Tax
Matters Member from all expenses including, without limitation, legal and accounting fees, claims, liabilities, losses and
damages incurred in connection with the performance of such
Member as Tax Matters Member.  Neither the Members nor the
Managers, nor any other person or affiliate of the Company shall have any obligation to provide funds for such purpose.
      ARTICLE VII - DISSOLUTION, LIQUIDATION AND TERMINATION
      Section 1.55	Dissolution.  The Company is dissolved and its
affairs shall be wound up when the first of the following
occurs:
      (a)	at the time specified in the Articles;
      (b)	upon the happening of an event specified in the
Articles, or this Agreement, including a vote of Members;
      (c)	upon the unanimous vote of all the Members
entitled to vote;
      (d)	upon the entry of a decree of judicial
dissolution.

      Section 1.56	Certificate of Dissolution.  Upon the dissolution
and commencement of winding up the Company, a certificate of dissolution shall be duly executed and filed in accordance with
Delaware Corporation General Law.
      Section 1.57	Winding Up.  Except as otherwise provided in the
Articles, this Agreement or Delaware Corporation General Law, the Managers who have not wrongfully dissolved the Company may wind up the Company?s affairs.  The Managers who are winding up the Company?s affairs shall continue to function, for the
purpose of winding up, in accordance with the procedures
determined by Delaware Corporation General Law, the Articles,
and this Agreement, shall be held to no greater standard of
conduct than that required by Delaware Corporation General Law and shall be subject to no greater liabilities than would apply in the absence of dissolution.  The Company may sue and be sued in its name and process may issue by and against the Company in the same manner as if dissolution had not occurred.  An action brought by or against the Company before its dissolution does not abate because of the dissolution.
      Section 1.58	Liquidation and Termination.  Upon dissolution of
the Company, one or more Managers shall serve as liquidator.
The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in Delaware Corporation General Law.  The costs of
liquidation shall be borne as a Company expense.  Until final distribution, the liquidator shall continue to operate the
Company properties with all of the power and authority of the
Managers.  The steps to be accomplished by the liquidator are as follows:
      (a)	As promptly as possible after dissolution and
again after final liquidation, the liquidator shall cause a
professional accountant to make a proper accounting of the
Company?s assets, liabilities, and operations through the
last day of the calendar month in which the dissolution
occurs or the final liquidation is completed, as
applicable.
      (b)	The liquidator shall cause the notice required by
Delaware Corporation General Law to be mailed to each known
creditor of and claimant against the Company and the notice
and to be published in the manner described therein.
      (c)	The assets shall be distributed in accordance
with Delaware Corporation General Law, except as set forth
in (d) below.
      (d)	The distribution of assets to the Members shall
be as follows:
      (i)	The liquidator may sell any or all Company
property, including to Members, and any resulting gain
or loss from each sale shall be computed and allocated
to the capital accounts of the Members;
      (ii)	With respect to all Company property that
has not been sold, the fair market value of that
property shall be determined and the capital accounts
of the Members shall be adjusted to reflect the manner
in which the unrealized income, gain, loss, and
deduction inherent in property that has not previously
been reflected in the capital accounts would be
allocated among the Members if there were a taxable
disposition of that property for the fair market value
of that property on the date of distribution; and
      (iii)	Company property shall be distributed
among the Members in accordance with the positive capital account balances of the Members, as determined after taking into account all capital account adjustments for the taxable year of the Company during which the liquidation of the Company occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, ninety (90) days after the date of the liquidation).
      All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section. The distribution of cash and/or property to a Member in accordance with the provisions of this Section constitutes a complete return to the Member of its capital contributions and a complete distribution to the Member of its Membership Interest and all the Company?s property and constitutes a compromise to which all Members have consented within the Delaware Corporation General Law.

      Section 1.59	Deficit Capital Accounts.  Notwithstanding
anything to the contrary contained in this Agreement, and
notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as
depreciation), or distributions of money pursuant to this
Agreement to all Members in proportion to their respective
Membership Interests, upon dissolution of the Company such
deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member?s capital account to zero.
ARTICLE VIII - GENERAL PROVISIONS
      Section 1.60	Books and Records.  The Company shall keep at its
registered office or principal place of business in the State of
New Jersey all the following:
      (a)	A current list of the full name and last known
address of each Member and each Manager.
      (b)	A copy of the Articles or Restated Articles of
Organization, together with any amendments to the Articles.
      (c)	Copies of the Company?s federal, state and local
tax returns and reports, if any, for the three most recent
years.
      (d)	Copies of any financial statements of the Company
for the three most recent years.
      (e)	Copies of operating agreements, including this
Agreement.
      (f)	Copies of records that would enable a Member to
determine the Members? relative share of the Company?s
distributions and the Members? relative voting rights.
      (g)	Copies of any Membership Transfer Restriction
Agreements.

      Section 1.61	Invalidity.  The invalidity of any provision of
this Agreement shall not affect the validity of the remainder of any such provision or the remaining provisions of this
Agreement.
      Section 1.62	Waiver.  The failure of any party at any time to
require performance by any other party of any provision of this
Agreement shall not be deemed a continuing waiver of that
provision or a waiver of any other provision of this Agreement and shall in no way affect the full right to require such
performance from the other party at any time thereafter.
      Section 1.63	Choice of Law and Choice of Forum.  This
Agreement shall be governed by and construed according to the laws of the State of New Jersey.  Any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a state or federal court sitting in the State of New Jersey, and the parties hereto specifically consent and submit to the jurisdiction of such state or federal court.
      Section 1.64	Counterparts.  This Agreement may be signed in
any number of counterparts with the same effect as if the
signature on each such counterpart were upon the same
instrument.  Each executed copy shall be deemed an executed
original for all purposes.
      Section 1.65	Further Assistance.  Each party shall, at the
request of any other party, furnish, execute and deliver such other documents as the other party may reasonably request and shall take such other actions as any other party shall
reasonably request, provided only that the furnishing of such documents and taking of such action shall be necessary and
convenient to consummate or confirm the transactions
contemplated herein.
      Section 1.66	Conflict With Statute.  In the event any article
or section of this Operating Agreement shall conflict with the
Delaware Corporation General Law, the Delaware Corporation
General Law shall control.
      Section 1.67	Amendment.  This Agreement may be amended only by
unanimous agreement of the Members and the Company.
      Section 1.68	Construction.  As used herein, the term ?Member?
or ?Members? and ?Manager? or ?Managers? shall be construed in the plural or singular as the circumstances may require.  In the event the Company has only one Member, this Agreement shall be an agreement between the Company and the Member regarding the business and affairs of the Company and is not intended to be an ?Operating Agreement? within the definition of Delaware
Corporation General Law.
      Section 1.69	Entire Agreement.  This Agreement represents the
entire understanding and agreement between the parties with
respect to the subject matter hereof and supersedes all prior agreements or negotiations between such parties.
      Section 1.70	Acknowledgment and Waiver.  The Members
acknowledge that this Agreement has been prepared by counsel to the Company and that each Member has been advised to obtain separate legal counsel to represent the legal interests of such Member. Each Member waives any claims it may have against the Company?s counsel regarding any conflict of interest with regard to this matter.
Signatures on following page






ASSIGNMENT OF INTELLECTUAL PROPERTY

      This ASSIGNMENT OF INTELLECTUAL PROPERTY (the ?Assignment?) is made and entered into on August 13, 2016, by and between Ben White, a U.S. citizen residing at 26 East 12th Street, Linden, NJ 07036 (?Assignor?), and Sensory Performance Technology, Inc., a Delaware corporation, with its principle place of business located at 26 East 12th Street, Linden, NJ 07036 (?SPT?).

      RECITALS


      WHEREAS, Assignor holds rights in and to certain Intellectual Property (as hereinafter defined) related to Stroboscopic Technology used in the development of ?Eclipse Goggles, (?Assignor?s Intellectual Property?), specifically:
?	Dual?Sensory Eyewear Device: Utility Patent
Application Number 14/974,317, Dated 18?DEC?2015
?	Integrated Stroboscopic Eyewear For Sensory Training:
Provisional Patent Application Number 62221600, Dated
21-SEP-2015
?	?SENSORY TECHNOLOGY? (the logo and the name SENSORY
TECHNOLOGY in stylized text) ? Registered May 17,
2016, registration number 4,958,834.
?	?The New PED Performance Enhancement Device? (name
only) ? Registered September 16, 2014, registration number 4,605,111
      ?

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, as well as other good and valuable consideration, including Assignor?s receipt of one million (1,000,000) shares of common stock, two hundred fifty (250) shares of preferred stock, and one million ($1,000,000) in cash, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      AGREEMENT

      Section 1.	Definitions. As used in this Assignment,
the following terms will have the meanings indicated below:

      ?Intellectual Property? means (i) inventions, innovations and discoveries (whether patentable or un-patentable and whether or not reduced to practice), all improvements thereto;
(ii) know-how, ideas, concepts, creations, layouts, designs, drawings, patterns, models, compositions, architectures, protocols, formulas, algorithms, processes, programs, methods, computer software (including object code and source code and related documentation), and research and development; (iii) Patents; (iv) Trademarks; (v) Copyrights;
(vi) Internet domain names and registrations and applications for registration or renewals thereof, and email addresses, telephone numbers, social media identifications and tags; (vii) all rights in databases and data collections; (viii) all moral and economic rights of authors and inventors, however denominated; and (ix) trade secrets (including confidential business information such as confidential pricing and cost information, confidential business and marketing plans and confidential customer and supplier lists and confidential know-how, techniques and protocols);

      ?Patents? means patents, patent applications and industrial design registrations of the United States and all other nations throughout the world, together with any continuations, continuations-in-part or divisional applications thereof, all patents and industrial design registrations issuing thereon, and all patents industrial design registrations and applications claiming priority therefrom (including reissues, renewals and reexaminations of the foregoing); and

      ?Trademarks? means all trademarks, service marks, trade dress, logos, slogans, trade names and corporate names, together with the goodwill symbolize by any of the foregoing (whether or not registered), in the United States and all other nations throughout the world, including all registrations and applications for registration or renewals of the foregoing.

      Section 2.	Assignment. Assignor hereby assigns,
conveys and transfers to SPT, and SPT does hereby accept the assignment, conveyance and transfer of, all right, title and interest in Assignor?s Intellectual Property and derivatives thereof throughout the world related to the Stroboscopic Technology. Assignor shall execute all instruments and do all acts which may in SPT?s opinion be necessary to carry out the provisions of this Assignment. This Assignment includes all of Assignor?s claims, causes of action and right to sue for, as well as right to settle or release from, the infringement by any third party of any rights in and to the Stroboscopic Technology, the Prototype and Assignor?s Intellectual Property and any derivatives thereof that Assignor may possess therein, whether such claims and causes of action are filed, arose, or accrued before or after the execution of this Assignment, and all remedies associated therewith. Upon assignment to SPT, Assignor agrees that the Stroboscopic Technology, the Prototype and all related Intellectual Property shall become Confidential Information as defined in the previously executed Non-Disclosure Agreement between the parties.

      Section 3.	Representations and Warranties. Assignor
represents and warrants to SPT the following:

      (a)	Assignor has the full power and authority to enter
into this Assignment;

      (b)	Assignor has not previously assigned, transferred,
licensed or otherwise encumbered the Intellectual Property rights conveyed herein to any other person or entity, other than Assignor?s license to SPT;

      (c)	To the best of Assignor?s knowledge, the
Stroboscopic Technology and the Prototype and the Intellectual Property rights therein are all original works of authorship created by Assignor or are otherwise original items of Intellectual Property created, invented, innovated, discovered or otherwise developed by Assignor;

      (d)	To the best of Assignor?s knowledge, no other
person or entity, other than SPT, has any claim of ownership in or to the Stroboscopic Technology, and the Prototype or Intellectual Property rights therein;

      (e)	To the best of Assignor?s knowledge, the
Stroboscopic Technology, and the Prototype and the Intellectual Property rights therein do not infringe or misappropriate, directly or indirectly, the Intellectual
Property rights of any person or entity;

      (f)	To the best of Assignor?s knowledge, the
Stroboscopic Technology, and the Prototype and the Intellectual Property rights therein do not infringe, misappropriate or otherwise violate, directly or indirectly, right of publicity, right of privacy, or any other right of any person or entity; and

      (g)	No item of Assignor?s Intellectual Property has been
licensed or otherwise distributed as Open-Source Software and no item of Open-Source Software is incorporated in the Stroboscopic Technology, the Prototype or any of the Intellectual Property rights therein.

      Section 4.	Assistance; Additional Actions. Assignor
agrees to execute and deliver, or cause to be executed and delivered, from time to time upon the request of SPT, any and all documents and instruments requested by SPT to evidence, record, or effectuate this Assignment, or to assist SPT in applying for or obtaining any Patents, Trademark registrations, or Copyright registrations, or any other registrations relating to the Stroboscopic Technology, the Prototype and the Intellectual Property rights therein and to take, or cause to be taken, such further or other actions as may be reasonably necessary to carry out the purposes of this Assignment. Without limiting the generality of the foregoing, Assignor agrees to:

(a)	Execute, acknowledge and deliver any affidavits or
documents of assignment and conveyance regarding the Stroboscopic Technology, the Prototype and the Intellectual Property rights therein; and

(b)	Provide testimony in connection with any proceeding
affecting the rights, title, interest or benefit of SPT in and to the Stroboscopic Technology, the Prototype and the Intellectual Property rights therein.

      SPT shall be required to reimburse Assignor for all reasonable out-of-pocket expenses incurred in connection with any action Assignor is requested to take pursuant to this Section.

      Section 5.	Acknowledgement of Rights. In furtherance
of this Assignment, Assignor hereby acknowledges that, from
this date forward, SPT has succeeded to all of Assignor?s
right, title and standing to:
(a)	Receive all rights and benefits pertaining to the
Stroboscopic Technology, the Prototype and the Intellectual Property rights therein;

(b)	Institute and prosecute all suits and proceedings
and take all actions that SPT, in its sole discretion, may deem necessary or proper to collect, assert or enforce any claim, right or title of any kind in and to any and all of the Stroboscopic
Technology, the Prototype and the Intellectual
Property rights therein; and

(c)	Defend and comprise any and all such actions, suits
or proceedings relating to such transferred and assigned rights, title, interest and benefits, and do all other such acts and things in relation thereto as SPT, in its sole discretion, deems advisable.

      Section 6.	Indemnification.  Assignor shall defend,
indemnify and hold harmless SPT, its affiliates, and their respective directors, officers, shareholders, employees, contractors, representatives, and agents from and against any liabilities, losses, investigations or inquiries, claims, suits, damages, costs and expenses (including without limitation, reasonable attorneys? fees and expenses) (each, a ?Claim?) arising out of or otherwise relating to the subject matter of this Assignment, Assignor?s performance or failure to perform as required by this Assignment, Assignor?s acts or omissions, or any of Assignor?s representations or warranties contained in this Assignment.

      Section 7.	Survival. This Assignment and all of the
provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

      Section 8.	Governing Law. The laws of the State of New
Jersey, without regard to New Jersey?s choice of law principles, govern all matters arising out of or related to this Assignment. The parties agree that the exclusive venue for any legal action arising out of or related to this Assignment shall be the United States District Court for the District of New Jersey, and the parties submit to the personal jurisdiction of that court. If neither subject matter nor diversity jurisdiction exists in the United
States District Court for the District of New Jersey, then the exclusive forum and venue for any such action shall be the courts of the State of New Jersey located in Union
County, and the parties submit to the personal jurisdiction of that court.

      Section 9.	Severability. In the event that any term
of this Assignment is held to be invalid or unenforceable, such term or terms shall be null and void and shall be severed from this Assignment. All remaining terms of this Assignment shall remain in full force.

      Section 10. Waiver. The failure by either party to enforce any right hereunder shall not be deemed a waiver of that or any other right hereunder or of any other breach or failure by said party whether of a similar nature or otherwise.

      Section 11.   Counterparts. This Assignment may be
executed in any number of counterparts, and each counterpart shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

      Section 12. Defined Terms. All capitalized terms used but not defined herein shall have the meanings assigned to them in this Assignment.





?
BALANCE SHEET

PROJECTED BALANCE SHEET


PROJECTED INCOME STATEMENT
3

20

38

35


37

53

41

62